SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2015

Axiom Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-186078	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

380 Vansickle Rd. Unit 600

St. Catherines, ON

Canada L2S 0B5

Tel. 905-646-8781

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2015, the Company closed a financing transaction pursuant to Securities Purchase Agreements, dated October 5, 2015 (the “Securities Purchase Agreements”) and Convertible Promissory Notes, dated October 5, 2015 (the “Notes”), each entered into by Axiom Corp. (the “Company”) and two investors (the “Purchasers”). Pursuant to the Securities Purchase Agreements, as described below, the principal amount of the Notes is $612,250, and the purchase price of the Notes is $575,000. The terms of the Notes are as follows:

The Notes, dated October 5, 2015, (the “Issue Date”), earns interest at an annual rate equal to 10% and provides for a maturity date of October 5, 2016. The funding calls for $250,000 at the time of closing of the Securities Purchase Agreements and Notes, $75,000 upon the filing of a registration statement with the Securities and Exchange Commission (the “SEC”), $50,000 upon receipt of the first round of comments from the SEC regarding the registrations statement, $100,000 upon the effectiveness of the registration statement, and at the Company’s option, $100,000 thirty (30) days after the registration statement becomes effective. As part of the Securities Purchase Agreements, the Company entered into a Registration Rights Agreement (‘RRA”) with the Purchasers (Exhibit B of the Securities Purchase Agreements).  Pursuant to the RRA, the Company shall use its best efforts to file a registration statement on Form S-1 (the “Registration Statement) with the Securities and Exchange Commission (the “SEC”), registering the shares of common stock which may be issued to the Purchasers pursuant to the Securities Purchase Agreements. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC.

Any amount of principal or interest not paid when due on the Notes will bear interest at an annual rate of 24% applied from the due date until the date of payment. The Notes carry an original issue discount of $28,750. The Company agrees to pay the Purchasers 8,500 to cover certain fees incurred in connection with the Securities Purchase Agreements and Notes. The original issue discount and the amount for fees are included in the initial principal amount of the Notes.

The conversion price is equal to 60% multiplied by the lowest average trading price for the Company’s common stock during the twenty (20) day trading period ending on the latest complete trading day prior to the date of conversion. While the Purchasers’ conversion rights exist, the Company will reserve a sufficient number of shares from its authorized and unissued shares of common stock to provide for the issuance of common stock upon the full conversion of the Notes.

In the event the Company redeems the Notes in full, the Company is required to pay off all principal balance, interest and any other amounts owing multiplied by 125%. In the event of default, the amount of principal and accrued interest will be due immediately, multiplied by 130%. The Securities Purchase Agreements restricts the ability of the Purchasers to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Purchasers represent that they are an “accredited investor” as that term is defined in Rule 501 of Regulation D.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The foregoing securities under Securities Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

iTem 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Exhibit Description
4.1	Form of Promissory Note
10.1	Form of Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axiom Corp.

Dated: October 22, 2015	/s/ Tyler Pearson
By: Tyler Pearson
Its: Chief Executive Officer

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